Exhibit 99.1

Genesis Group Holdings, Inc. Completes Acquisitions Valued at Over $19 Million

-- Further solidifies GGHO's strategy of growing through selective acquisitions.

-- Brings combined Company to positive earnings and operational cash flow.

BOCA RATON, Fla., Sept. 18, 2012 (GLOBE NEWSWIRE) -- Genesis Group Holdings, Inc. (GGHO), operating through its subsidiaries, is an end to end provider of outsourced engineering and installation services to companies specializing in telecommunications, broadband cable, and wireless networks. Genesis announced today it has acquired ADEX Corporation, an Atlanta based telecommunications service provider, and TNS, Inc., a Chicago-based structured cabling company and distributed antenna system (DAS) installer.

ADEX Corporation is an international service organization that provides turnkey services and project staffing solutions exclusively to the telecommunications industry. ADEX assists telecommunications companies throughout the project life cycle of any network deployment. The transaction is valued at approximately $15 million. ADEX reported approximately $38 million in revenue for the 12 month period ended July 31, 2012 and approximately $2.2 million in earnings (approximately $3.1 million in adjusted earnings after excluding nonrecurring expenses of approximately $985,000).

Genesis has also acquired TNS, Inc., a Chicago based structured cabling company and distributed antenna system (DAS) installer. The transaction is valued at approximately $4.8 million. Performing full-service structured cabling design and turnkey installations, TNS has generated close to $4 million in gross revenue over the 12 month period ended July 31, 2012 and approximately $300K in earnings ( approximately $1.2 million in adjusted earnings after excluding nonrecurring payroll expenses of approximately $900K).

Mark Munro, CEO of Genesis, stated, "On a consolidated pro forma basis, Genesis expects to be able to report approximately $50 million in revenues and approximately $4.5 million in adjusted earnings for the twelve month period ended July 31, 2012. By bringing these entities into our fold, we believe we have developed a comprehensive platform to enable us to more effectively vie for new business with our larger competitors and accelerate our growth organically and through additional strategic acquisitions."

Proceeds from the previously announced $13 million MidMarket Capital loan, which also closed on September 17, 2012, were used to complete these acquisitions.

Genesis was represented by the law firm of O'Melveny & Myers LLP in the acquisitions.

About Genesis Group Holdings, Inc.

Genesis Group Holdings operates through its subsidiaries as an end to end provider of engineering, construction management and installation services to companies specializing in the telecommunications, broadband cable and wireless industries, including planning, deployment and management of network build-outs. For more information, please visit: www.genesisgroupholdingsinc.com

About ADEX Corporation

Formed in 1993 and headquartered in Atlanta Georgia, ADEX is an international service organization that has been providing engineering and installation services and staffing solutions exclusively to the telecommunications industry, in support of network deployments worldwide. http://www.adextelecom.com/.

Q Advisors LLC, a Denver and San Francisco based investment banking boutique, represented ADEX in the acquisition transaction.

ADEX Corporation and its shareholders were represented by the NJ based The Law Offices of Marc D. Freedman LLC.

About TNS, Inc.

TNS engages in full-service structured cabling design and turnkey installations to support WiFi systems, Digital Antenna Systems (DAS), Small Cell deployments, and voice and data systems within multi-building campus environments, high-rises, data centers, and other structures. TNS has been in business for over ten years and is headquartered in Chicago. http://www.tnscabling.com/

FORWARD-LOOKING STATEMENTS

Certain of the statements contained herein, which are not based on historical fact and can generally be identified by words such as "anticipate," "believe," "plan," "continue," "estimate," "expect," "intend," "will," "could" and other similar expressions, constitute "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, among other things, the expectation that the Company will have positive earnings and operational cash flow or that the Company will be better able to compete for new business. Actual results could differ from those projected in any forward-looking statements due to numerous factors. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in GGHO's annual report on Form 10-K for the most recent fiscal year, GGHO's quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Contact:
Lawrence Sands
Senior Vice President, Genesis Group Holdings, Inc.
561-988-1988